EX-99.(c)


                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                             Regarding Interests in

                    ADVANTAGE ADVISERS SAWGRASS FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                             Dated November 21, 2003



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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
           ON FRIDAY, DECEMBER 19, 2003, UNLESS THE OFFER IS EXTENDED.

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        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                                    PFPC Inc.
                                  P.O. Box 358
                               Claymont, DE 19703

                              Attn: Angela C. Carn

                           For additional information:


                              Phone: (888) 697-9661
                                     (866) 306-0232

                               Fax:  (302) 791-3105
                                     (302) 793-8132


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Advantage Advisers Sawgrass Fund, L.L.C.


Ladies and Gentlemen:

              The undersigned hereby tenders to Advantage Advisers Sawgrass Fund, L.L.C. (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 21, 2003 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

              The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

              The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests or portions thereof tendered hereby.

              Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the undersigned's brokerage account through which the member invested in the Fund, as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the broker may subject such withdrawal to any fees that would be customarily assessed upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.)

              A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account through which the member invested in the Fund. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account through which the member invested in the Fund and, upon a withdrawal of this cash from the account, the broker may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of December 31, 2003, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for calendar year 2003, which is anticipated to be completed not later than 60 days after December 31, 2003, the Fund's fiscal year end, and will be paid within ten calendar days thereafter.

              All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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Advantage Advisers Sawgrass Fund, L.L.C.


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
PFPC INC., P.O. BOX 358, CLAYMONT, DE 19703; ATTN:  ANGELA C. CARN
FAX: (302) 791-3105 OR (302) 793-8132
FOR ADDITIONAL INFORMATION:  PHONE: (888) 697-9661 OR (866) 306-0232

PART 1.   MEMBER INFORMATION:

              Name of Member:
                                  ----------------------------------------------

              Social Security No.
              or Taxpayer
              Identification No.:
                                  ----------------------------------------------

              Telephone Number:   (            )
                                  ----------------------------------------------

PART 2.   AMOUNT OF INTEREST IN THE FUND BEING TENDERED:

              [_]    Entire limited liability company interest.

              [_] Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: (a) the current minimum initial investment requirement imposed by the Fund, net of the incentive allocation, if any, or net of the tentative incentive allocation, if any; or (b) the tentative incentive allocation, if any, must be maintained (the "Required Minimum Balance").)*

                                   $________________________

              [_] Portion of limited liability company interest in excess of the Required Minimum Balance.

                     *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.   PAYMENT.

              CASH PAYMENT

              Cash payments will be wire transferred directly to the undersigned's brokerage account through which the member invested in the Fund. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to such undersigned's brokerage account, and upon a withdrawal of this cash payment from the account, the broker may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned.)

              PROMISSORY NOTE

              The promissory note reflecting the contingent payment portion of the purchase price, if any, will be deposited directly to the undersigned's brokerage account through which the member invested in the Fund. The undersigned hereby represents and warrants that the undersigned understands that any contingent payment of cash due pursuant to the Note will also be deposited directly to such undersigned's brokerage account, and upon a withdrawal of this cash from the account, the broker may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned.)

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Advantage Advisers Sawgrass Fund, L.L.C.


PART 4.   SIGNATURE(S).

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FOR INDIVIDUAL INVESTORS                 FOR OTHER INVESTORS:
AND JOINT TENANTS:


------------------------------------     ------------------------------------
Signature                                Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------     ------------------------------------
Print Name of Investor                   Signature
                                         (SIGNATURE OF OWNER(S) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------     ------------------------------------
Joint Tenant Signature if necessary      Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------     ------------------------------------
Print Name of Joint Tenant               Co-signatory if necessary
                                         (SIGNATURE OF OWNER(S) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION AGREEMENT)


                                         ------------------------------------
                                         Print Name and Title of Co-signatory

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Date:
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